Exhibit 10.6

SUPPLIER AGREEMENT

This Supplier Agreement ("Agreement") between Supplier ("Supplier") and [redacted] ("Company") sets forth Supplier's qualifications and the general terms of the business relationship between Company and Supplier. The parties agree that all sales and deliveries of all Merchandise (as defined below) by Supplier to Company and all Orders (as defined below) by Company will be covered by and subject to the terms of this Agreement, the Standards for Suppliers. The execution and submission of this Agreement by the Company does not impose upon the Company any obligation to purchase Merchandise from Supplier.

General Supplier Information

Name of Supplier: Jian Ying (Shenzhen) Business Limited

Registered Address of Supplier: [redacted]

If Supplier's address for exchange of documents (including financial documents) is different from the registered one, please specify:

Mail address: [redacted]

Attn: [redacted]

Post Code: [redacted]

Contact: [redacted]

Tel: [redacted]

Fax: ________

Payment documents will be returned to Supplier at Supplier's expense on delivery if necessary.

E-mail Address of Supplier: [redacted]

Bank Name of Supplier (Full Name): [redacted]

Bank Account Number of Supplier: [redacted]

Bank Number: [redacted]

Has Supplier or any of its related entities previously conducted or is conducting business with Company? Yes _No_. If so, under what name(s) and Supplier Number? ________________________________.

Supplier has verified that any and all of Supplier's information specified above and set forth in Appendix 1 are correct. If any change of such Supplier's information occurs, Supplier shall notify Company immediately, or otherwise, Supplier shall be responsible for all the damages, losses and costs and expenses caused by such change of any of such Supplier's information.

STANDARD TERMS AND CONDITIONS

1. DEFINITIONS. As used in this Agreement or any Company issued Order, the following capitalized words shall have the following meanings:

(a) "Account" shall mean any right to receive payments arising under this Agreement.

(b) "Anticipation" shall mean the payment of obligations prior to the due date which results in a monetary adjustment in amounts payable to Supplier.

(c) "Merchandise" shall mean all products, goods, materials, equipment, articles, and tangible items supplied by Supplier to Company and all packaging, instructions, warnings, warranties, advertising and other services included therewith.

(d) "Electronic Data Interchange" ("EDI") shall mean the moving of information regarding specific business processes (ordering, allowance agreement, reporting, notice, etc.) electronically between two or more businesses. The information is transmitted electronically structured according to standards mandated by Company.

(e) "End of Month Dating" shall mean payment terms beginning at the 24th day of the following month rather than from the receipt of merchandise, if the merchandise is received on or after the 24th day of the month provided that the payment day will not exceed [redacted] days following the date when the merchandise is received.

(f) "Order" shall mean any written or electronic purchase order issued by Company.

(g) "Recall" shall mean any removal of Merchandise from the stream of commerce initiated by Supplier, a government entity or Company.

(h) "Standards" shall mean the Standards for Suppliers that explained in 34th item under this Agreement which will revise from time to time.

2. ISSUE ORDERS; CANCELLATION.NO ASSUMPTION OF ORDERS.

Except for mail and fax or other forms permitted by the laws of China, Company may issue the purchase orders to Supplier through its EDI or WEBEDI program on the Internet, which is conformed and accepted by Supplier. The signature and sealing by Supplier on this agreement shall be deemed as a confirmation that the Supplier has understood and is aware of how to use the EDI or Company WEBEDI program to obtain purchase orders on the Internet. Company places its purchase orders on its WEBEDI program. After Company informs Supplier of the fact that purchase orders issued by Company have been placed on the Internet, Supplier shall immediately browse and place purchase orders and assure to make a sufficient supply of goods.

Supplier's failure to notify Company in writing of refusing in full or partly to accept the Order three (3) days prior to the cancellation date (1) day prior to the cancellation date for daily fresh food Order) specified on the Order shall be deemed as Supplier's implied acceptance in full to all the contents of the Order. Supplier may ship only after receipt of an Order. The Purchase Order may be placed, cancelled and accepted through fax, telefax, EDI, email and other forms which sufficiently represent the content specified in the Purchase Order. Acceptance of an Order may be made only by shipment of the Merchandise in accordance herewith. If necessary, Company may at its sole discretion require Supplier to confirm the Order in writing. Acceptance is expressly limited to all of the terms and conditions of such Order, including, all shipping, routing and billing instructions and all attachments and supplemental instructions delivered therewith. Supplier's invoice, delivery document, confirmation memorandum or other writing may not vary the terms of any Order. Chop stamped by order consignee on delivery document or other company's delivery certificate merely evidence the amount of merchandise having been delivered and may not vary the terms of any Order, including price and discount. Supplier's failure to comply with one or more terms of an Order shall constitute an event of default and shall be grounds for the exercise by Company of any of the remedies provided for in this Agreement or by applicable law. **Projections, past purchasing history and representations about quantities to be purchased are not binding, and Company shall not be liable for any act or expenditure (including but not limited to expenditures for equipment, materials, packaging or other capital expenditures) by Supplier in reliance on them. Company may cancel all or any part of an Order at any time prior to shipment.**

Company will never assume that Supplier will be willing to accept any specific volume of Orders. Conversely, Company urges Supplier never to assume that Company will issue Orders for any volume of Merchandise, even if Supplier's impression is based on discussions Supplier may have had with Company representatives. No Company representative has authority to order Merchandise except an Authorized Buyer through an Order issued pursuant to and subject to the terms of this Agreement.

In the event of any discrepancy between Supplier and Company on the price and/or discount of the Merchandise or any other terms in any Order, Supplier is obligated to provide Company with a duplicate copy of the Order issued by Company to verify the content of the Order(s). Where Supplier fails to provide the duplicate copy of the said Order(s), the Order(s) and payment data provided by Company shall prevail.

3. SUPPLIER FINANCIAL INFORMATION AND OTHER INFORMATION; SALES TO COMPANY. If needed and requested by Company at its sole discretion, Supplier shall submit to Company with this Agreement one of the following: (1) a complete set of audited current financial statements, or (2) if publicly held, Supplier's most recent annual report to shareholders. [redacted] Upon the request of Company, Supplier shall provide Company with a certified copy of its business license issued by the State Administration of Industry and Commerce or its local bureau, the credit good standing certificate issued by the depository bank of Supplier, and the power of attorney or certificate of legal representative in the form accepted by Company to authorize the signatory person to sign this Agreement on behalf of Supplier, and the copy of tax registration certificate issued by competent tax bureau, certificate of Supplier's general VAT payer (if applicable)

and other permits or licenses issued by relevant competent governmental authorities. If such materials mentioned above have expired or renewed, Supplier shall submit the latest ones to Company within thirty (30) days upon occurrence of such expiration or renewal. Failing that, Supplier commits a material breach, and Company is entitled to full compensation from Supplier subject to Article 5 and Article 24 hereof or take other reasonable remedies.

During the term of this Agreement, Supplier shall give prior written notice to Company upon occurrence of merger, division, or reconstruction of Supplier or of any event to that effect. Supplier is obligated to provide Company with the relevant documents in a timely manner regarding newly founded or surviving entity after merger, division, or reconstruction as stated in this article. If Supplier's delay or failing to provide such documents to Company causes Company any losses or damages, Supplier or its successors who undertake its rights and obligations hereunder shall compensate Company for such losses or damages.

4. PAYMENT TERMS. Payment terms shall date from Company's receipt of the Merchandise at the place designated by the Order. Invoices shall be delivered by post or by hand to Company within one business day following the shipment of Merchandise. If Supplier fails to deliver the invoices to Company timely within the time limit above, Supplier shall bear all the consequences arising from the delay in payment to Supplier.

Supplier agrees to provide payment documents along with valid invoices. In the event that any material is lost, Company shall be entitled to suspend temporarily any payment due until the date the required material is ready. ,. The payment time will be re-started from the date all the required material is available. The Company will not bear any loss supplier suffered from such delay. Supplier agrees that all invoices or certificates of receipt short of requirements specified in this Agreement will be returned to Supplier and Supplier shall bear all losses incurred thereof to Company. Supplier's objection on any of payment made by Company shall be raised within 3 months after such payment is made; if no objection raised by Supplier within foregoing period, Supplier shall be deemed as having confirmed such settlement, as well as having waived its right to raise any objection.

5. SETOFF; RESERVATION OF ACCOUNT; CREDIT BALANCE; PAYMENT ERRORS. Supplier hereby confirms that Company may set off against all present and future credits of Supplier payable to Company and/or its affiliates that occurs during the business period, which arises from this Agreement or any other transaction whether or not related hereto, including without limitation to any Supplier's debit to Company and/or its affiliates in relation to Merchandise return, allowance/discounts, compensations, liquidated damages, the allowance agreement etc., with any payable sums to the Supplier under any Order. Company may also, for the benefit of and on behalf of its affiliates, set off with amounts payable under any Order against all present and future indebtedness of Supplier to Company's affiliates arising from this or any other transaction whether or not related hereto. If there is any outstanding balance payable by Company to Supplier, the aforesaid setoff will be made simultaneously with the settlement of payment for invoices issued by Supplier. Supplier's objection to any setoff against amounts payable by Company shall be raised within 3 months after such setoff was made by Company; if Supplier objection is raised after the expiration of the 3 months period, Supplier shall be deemed as having confirmed such setoff and as having waived its right to raise any objection in the future. If Company determines that Supplier's performance under an Order and/or this Agreement is likely to be impaired, Company may establish a reserve on Supplier's Account to satisfy Supplier's actual or anticipated obligations to Company arising from any such Order or this Agreement, by withholding payment of Supplier's invoices. Supplier agrees that if the outstanding balance payable by Company are insufficient to be set off against Supplier's foregoing debit to Company, any credit balance of Company will be paid by check or bank transfer to Company within fourteen (14) days upon written request. If Supplier fails to make full payment of the credit balance to Company within the fourteen (14) days following such request, Company shall have the right to charge an interest on such unpaid credit balance at a [redacted] starting from the fifteenth (15th) day following such request until the full payment of credit balance and interests to Company. Company may also deduct any and all credit balance of Company from Company's next and/or future payments to Supplier. Supplier agrees that, if Company incorrectly pays an invoice which results in the Supplier having received undue funds, Supplier will promptly notify Company. Company, upon receipt of proper notification, can at its sole discretion determine if the amount owed to Company will be deducted from the next remittance(s) (including the remittance under any posterior Orders) or request Supplier to pay such undue funds back to Company by check or by bank transfer.

6. SHIPPING TERMS. (a) Subject to Company's written consent, Supplier may make different arrangement on shipment and freight. (b) Supplier agrees to pay freight for all Merchandises which are either returned or mis-ships, or defective in quality or right. (c) All freights occurred prior to delivery to designated location specified in the Order shall be borne by Supplier.

Supplier shall deliver merchandise at the time and place set forth in the Order. Merchandise shall be deemed as delivered when it arrives at the destination specified in the Order and accepted by Company or its authorized person by signature. Any risk incurred in the course of transportation, loading and unloading shall be borne by Supplier.

If Supplier makes appointment for deliver Merchandise to Distribution Center but fails to so do as scheduled, while Company does not cancel the Order(s), Supplier shall pay Company [redacted] regardless of whether Supplier received Merchandise after that or not. The exercise of the foresaid

remedy does not limit Company's right to make claim to Supplier for other liabilities according to other provisions hereof.

In the event that Supplier entrusts a third party to deliver merchandise with the freight to be borne by Company, Supplier shall warrant that such third party can provide legal and valid freight invoice. Otherwise, Supplier shall bear the joint and separate liability together with the third party for the damages suffered by the Company herefrom, and Company may, at its discretion, deduct the compensation for the damages of the Company from the payment due to Company according to Article 5 hereof.

7. SUPPLIER STAFF. The personnel of Supplier and the people who work for the benefit of Supplier shall fully comply with the relevant laws and regulations in the process of their services. Supplier shall be jointly liable for any personal injuries, property damages, disputes, losses, fines or other legal liabilities caused to Company or Company's personnel, Company's affiliates or personnel of such affiliates or any third parties by any action of the personnel of Supplier or by people who work for the benefit of Supplier. Unless otherwise agreed (such as agreed in promotion agreement, in the event that any personnel of Supplier or any person who work for the benefit of Supplier commits any improper acts, including but not limited to any of the following acts, at Company, Company's affiliate or any store owned by Company or Company's affiliates, Supplier shall immediately remove such person worker from the assignment of delivery to Company and shall pay a breach fee in the amount of [redacted] of the items of1-5to Company and shall compensate the party who suffered damages for all losses suffered, and shall pay a breach fee in the amount of [redacted] of items (6) - 7to Company and shall compensate the party who suffered damages for all losses suffered:

(1) Steal properties such as cash, commodities, gifts and self-use articles, Steal properties of customers, colleagues or employees of [redacted]
(2) Eat foodstuff without permission;
(3) Conduct in-store promotion activities without permission;
(4) Use, eat or distribute merchandise as sales promotion goods; Throw away any merchandise that can be returned or exchanged; Replace the bar code or price labels of merchandise without proper authorization;
(5) Fight and brawl or/and interfere with the third party's interest.
(6) Forge document(s), record(s); modify Order(s), or delivery documents or commit other kind of frauds.
(7) Any dishonesty behavior, or any behavior which violating food safety, safety and/or fire safety.

8. NOTICE REGARDING ASSIGNMENT OF ACCOUNTS; ACCOUNT DISPUTES. Supplier shall not assign, transfer or factor its any part or whole account under the Agreement to any third party without the prior written consent of Company affixed with the official seal of Company. Any assignment, transfer or factoring not in compliance with the stipulation in the immediately preceding sentence is invalid. Even if Supplier assigns, transfers or factors its Account under this Agreement with the prior written consent of Company under the official seal of Company such assignment, transfer or factoring of any Account hereunder shall not affect Company's rights set forth in Section 5 of this Agreement. Supplier shall defend, indemnify and hold Company harmless from any and all lawsuits, claims, demands, actions, damages (including reasonable attorney fees, court costs, obligations, liabilities or liens) arising from or related to the assignment, transfer or factoring of its Account.

Notwithstanding any assignment, transfer or factoring by Supplier of its any part to whole Account under this Agreement, any dispute or any other circumstance, Company reserves the right to remit payment to Supplier. The parties agree that Company shall not be liable for any damages or losses incurred by Supplier and/or the assignee, transferee and/or factoring bank of Supplier in connection with any such remittance of the payments by Company to Supplier.

Supplier agrees to provide Company with written notice of an assignment, factoring, or other transfer of its Account to receive payments arising under this Agreement thirty (30) days prior to such assignment, factoring or other transfer taking legal effect. Such written notice shall include the name and address of assignee/ transferee, name of bank, bank account number, the date the assignment is begin, and terms of the assignment, and shall be considered delivered upon receipt of such written notice by Company. During the term of this Agreement, Supplier may have only one assignment, transfer or factoring of its Account. No multiple assignments by the Supplier shall be allowed unless Company specifically agrees so in writing.

Company's obligation to pay Supplier the Account shall be released upon its payments to the assignee designed by Supplier. Supplier also releases and waives any right, claim or action against Company for amounts due and owing under this Agreement where Supplier has not compiled with the above requirements of this section, and Supplier shall also compensate Company for any damage caused by Supplier's incompliance with the above requirements of this section.

9. TAXES. In the event that Supplier fails to provide proper invoices to Company in accordance with the requirements hereunder in a timely manner or any invoices provided to Company by Supplier are invalid, Company

shall have the right to suspend payment and to require Supplier to continue to provide legal, effective and proper invoices. In the event that Supplier fails to provide proper invoice again, or that any improper and/or invalid invoices issued by Supplier cause Company any damages and losses, Company shall be entitled to be compensated by Supplier and to resort to any other remedies available under this Agreement or the applicable law. If the Supplier fails to provide legal, effective and proper invoices, the Supplier shall be deemed to waive the right to claim against the Company for the corresponding payment for goods, whereby the Company shall not be obliged to make such payment for goods. Supplier further agrees and acknowledges that Company is entitled, at its own discretion, to deduct said value according to Section 5 hereof.

10. PRICE PROTECTION; PRICE GUARANTEE AND NOTICE OF PRICE INCREASES. Supplier guarantees that it shall offer the best prices and most favorable terms to Company for its Merchandise and it further guarantees its prices against manufacturer's or Supplier's own price decline. If Supplier reduces its price on any Merchandise sold to Company, which Merchandise has not yet been delivered to Company by Supplier or, if consistent with Supplier's practice, which Merchandise is currently in Company's inventory (including Merchandise on hand, in warehouses and in transit), Supplier shall offer such reduced prices to Company for such Merchandise and, if Company has paid for such Merchandise, Supplier shall make compensation to Company within thirty (30) days after the price reduction by refunding an amount equal to the price difference for such Merchandise, multiplied by the units of such Merchandise to be delivered by Supplier and/or currently in Company's inventory. If Supplier fails to make such compensation within thirty (30) days after the price deduction, Company may at its sole discretion deduct such amount(s) from any payment payable to the Supplier under any Order(s). If a court, regulatory agency or other government entity with jurisdiction finds that the prices on an Order are in excess of that allowed, the prices shall be automatically revised to equal a price which is not in violation of said law or regulation. If Company shall have made payment before it is determined that there has been a violation of this section, Supplier shall promptly refund an amount of money equal to the difference between the price paid for the Merchandise and the price which is not in violation of this section. If contemporaneously with Supplier's sale of Merchandise to the Company, Supplier sells or offers to any competitor of Company any merchandise of like grade and quality at lower prices and/or on terms more favorable than those stated on the Order, the prices and/or terms of the Order shall be deemed automatically revised to equal the lowest prices and most favorable terms at which Supplier shall have sold or shall have offered such merchandise and payment shall be made accordingly. If Company shall become entitled to such lower prices, but shall have made payment at any prices in excess thereof, Supplier shall promptly refund the difference in price to Company. If there is a price increase, Supplier shall give Company written notice of any such increase at least thirty (30) days prior to the effective date of the increase. For fresh food and other merchandises liable to decay or deterioration, Supplier agrees to provide Company at least seven (7) days written notice prior to any price increase. Any price increase shall be effective after it is verified and consented in writing by Company in advance.

11. MERCHANDISE RETURNED AND SAMPLE. Company may unconditionally return any Merchandise with defect in quality or right (including the defects of UPC/EAN). Unless otherwise agreed, Company may return any Merchandise with unsatisfactory sale records. Also, unless otherwise agreed, the price of the returned Merchandise shall be the last purchase price prior to return of such returned Merchandise. For returned Merchandise, Supplier agrees to deal with such Merchandise according to the applicable terms and conditions of Appendix 1 hereunder. Company has no obligation to pay for any sample merchandises. However, any sample merchandise provided by Supplier and placed at any premises of Company or its Subsidiaries or Affiliates is the property of Company except if Supplier reserves the proprietary right of the sample merchandise prior to providing it to Company. If Supplier reserves the proprietary right of the sample merchandises, Supplier shall pick up these sample merchandises at the premises of Company or its Subsidiaries or Affiliates where such merchandises are placed within ninety (90) days following the provision to Company.

Notwithstanding the foregoing, in the event of defect/return discount, maintenance service or goods exchange offered by Supplier to Company, Company will not file a claim for returning Merchandise.

12. SUPPLIER EDI RESPONSIBILITIES.

(a) Supplier shall electronically receive Orders and/or receive and confirm allowance agreement and other trade documents via EDI unless otherwise agreed to by Company in writing.

(b) Supplier shall assure that access by its employees to the EDI interchange is restricted by password to those persons authorized to contractually bind Supplier.

(c) Supplier's use of the EDI interchange acknowledges Supplier's review and acceptance of the terms, requirements and operational procedures for using the EDI system to trade documents electronically.

(d) Supplier will establish a user I.D. to identify itself, and the presence of this user I.D. in the EDI interchange will be sufficient to verify the source of the data and the authenticity of the document.

(e) Documents containing the user I.D. will constitute a signed writing, and neither party shall contest the validity or enforceability of the document on the basis of lack of a signature or sufficient identification of the parties.

(f) Supplier shall choose either accept or decline the allowance agreement sent by Company through the [redacted] (as defined below). If Supplier declines to sign, the status of the allowance agreement in the [redacted] will be displayed as "Declined". Supplier's acceptance of signing the allowance agreement shall be deemed as Supplier's acceptance of all the contents of the allowance agreement in the [redacted] which signifies that Supplier's confirmation toward the services fees, discounts, compensations, liquidated damages, and other payables sums of Supplier to Company, as well as corresponding facts and basis for such payments. Upon Supplier's acceptance on signing the allowance agreement, Company is entitled to set off against the debit of Supplier owed to Company arising from the allowance agreement with the amounts payable by Company to Supplier, as set out in Section 5 of this Agreement. Supplier's objection to any setoff shall be raised within three months after such setoff was made by Company; otherwise, Supplier shall be deemed as having no objection.

(g) EDI documents or printouts there of shall constitute originals include confirmed in allowance agreement by Supplier.

(h) EDI documents will be retained by both Company and Supplier in a form that is accessible and reproducible.

13. [redacted]

(a) Company licenses the Supplier to use the application systems and services of [redacted] (hereinafter referred to as [redacted] for receiving Orders, and/or receiving and confirming on the allowance agreement and other transaction documents. The login website of [redacted]

(b) Supplier will appoint one person as a [redacted] The [redacted] will be responsible to terminate a password in the event of an employee of Supplier with [redacted] access leaving Supplier's employ, or in the event of a breach or potential breach of [redacted] access and/or confidentiality. [redacted] will also notify Company immediately in those instances. Supplier will not permit any third party to use [redacted]

(c) Supplier enters into this license and willingly agrees to assume all risks involving a breach of [redacted] accessibility and/or confidentiality. [redacted] will be responsible for maintaining site contact information within the [redacted] system as required by Company. This will include, but not be limited to, name, address, phone number, E-mail address of the Chief Financial Officer, Chief Logistic Manager, Chief Executive Officer, TSA. Supplier will ensure that its employees will not share passwords with any other person, whether employees of Supplier or not. [redacted] will immediately notify Company if an employee is sharing their password and will terminate that person's password.

(d) Supplier may terminate the use of [redacted] with prior notification to Company. Meanwhile, with prior notice, Company may prevent Supplier from using [redacted] at any time.

14. [redacted] Supplier may choose to use the [redacted] system and the services hereto. Details are available in Appendix 2.

15. PURCHASE COSTS AND CONDITIONS. Supplier is responsible for verifying the accuracy of costs, discounts, allowances and all other terms of sale on all Orders. If incorrect information exists, Supplier shall notify Company not less than twenty-four (24) hours prior to shipment. If a change is necessary in order to correct the incorrect information, no shipment is to commence without written confirmation of the change from Company.

16. SHIPPER LOAD AND COUNT RESPONSIBILITIES. Supplier who is shipping a full truckload collect, or full truckload under Company control, to Company will be responsible for monitoring its shipping process. Supplier is required to count, close the trailer, seal it with a Supplier-provided seal, and document the seal number on all copies of the Bill of Lading/Consignment Note. If Supplier fails to count, or fails to seal the trailer, or fails to reference and identify the seal on all copies of the Bill of Lading/Consignment Note, and shortages occur, Supplier shall be liable for such shortage. The Shipper expressly agrees that the contractual provision herein shall supersede any contrary Bill of Lading/Consignment Note term, clause, notation, other provision, or any other writing.

17. DELIVERY. Supplier shall deliver Merchandise to Company in accordance with each individual Order issued by Company respectively. The terms of shipment, the quantities of Merchandise and the shipping time specified in an Order are of the essence of this agreement. If such Merchandise is not shipped within the delivery time or in the quantities specified in the Order(s), Company reserves the right, at its option and without limitation, to cancel the order and/or reject any Merchandise, and/or claim the liquidated damage as stipulated in the Appendix 1hereto. If the damage sustained by company is a result of Supplier's willful or negligent failure to perform, and the actual damages exceed the breach fee above calculated, Supplier shall be required to pay the actual damages in lieu of the liquidated damage. In addition to the aforementioned remedy, Company may exercise any other remedies provided for in this Agreement or provided by applicable law. Notwithstanding Company's right to cancel shipment, or to reject or revoke acceptance of Merchandise Supplier failed to ship according to the delivery time and the quantities in an Order, Supplier agrees to inform Company immediately of any actual or anticipated failure to ship all or any part of an Order or the exact Merchandise called for in an Order on the shipment date specified and inform Company

of the name and specifications of the undeliverable Merchandise. Acceptance of any Merchandise shipped after the specified shipment date shall not be construed as a waiver of any of Company's rights or remedies resulting from the late shipment or delivery of Supplier.

18. [redacted] Unless otherwise agreed in writing, [redacted] states that neither Supplier nor anyone associated with Supplier is authorized to act on [redacted] behalf or serve as [redacted] agent in any way or for any purpose. For example, Supplier, and all parties associated with Supplier, are not authorized to speak or act on [redacted] behalf in any dealings with any government employee or agent.

Supplier is aware that [redacted] belongs to a multinational retail group based in the United States of America, and that [redacted] has a [redacted] that forbids corrupt conduct of any type. Therefore, Supplier's performance and its service providers and suppliers must respect and be in full compliance with all relevant anticorruption laws and regulations, including but not limited to the Criminal Law of the People's Republic of China, as amended and interpreted. Accordingly, Supplier agrees that in connection with its activities under this contract, neither the Supplier, nor any agent, affiliate, employee or other person acting on its behalf has or will offer, promise or give anything of value, nor make any bribe, rebate, payoff, influence, payment, kickback or other similar unlawful payment, nor authorize the payment or delivery of anything of value to any employee or agent of the PRC or any governmental entity or any employee of agent of any government-owned business or any employee or agent of or any employee or agent of any private business in order to obtain or retain business, gain any unfair advantage, influence any act or decision of any of the foregoing employees or agents, or induce any of the foregoing employees or agents to perform or refrain from performing any act in breach of his/her legal duties.

Supplier is aware that payment shall: be made solely by check or bank transfer to the account of Supplier and not of an employee or representative thereof personally; be made in lawful currency; and not be in cash or bearer instruments.

19. [redacted] GIFT AND ENTERTAINMENT POLICY. [redacted] has a very strict policy which forbids and prohibits the solicitation, offering and acceptance of any gifts, gratuities or any form of "kick-back" or facilitation fee as a condition of doing business, as a form of "appreciation", or as an attempt to gain favor or accept merchandise and/or services at a lower degree than agreed. [redacted] firmly believes in delivering and receiving merchandise and/or services of the agreed quantity and quality.

Any Supplier who violates such policy by offering any form of gift or entertainment to any staff, employee, agent or affiliate of [redacted] will be subject to loss of all existing and further business, regardless of whether the gift or entertainment was accepted. In addition, [redacted] reserves the right to report the Supplier who violates such policy to the competent government authorities of the Suppliers' respective and relevant countries.

Any Supplier that receives a request or demand from any [redacted] associates, employees, agent or affiliated companies for a gift or gratuity in any form should immediately report to the [redacted] Failure to report such information will result in severe action against such Supplier, trading company or factory, including but not limited to termination of all existing and future business relationship and request for monetary compensation.

20. [redacted] CONFLICT OF INTEREST. [redacted] believes in basing our relationships with suppliers on efficient, fair and lawful business practices. Any staff, employee, agent or affiliate of [redacted] should not have social or other relationships with suppliers if the relationship would give the perception a business influence is being exerted. A conflict of interest can arise when Supplier employs or accept investment from any staff, employee, agent or affiliate of [redacted] who has business relationship with the Supplier. Any Supplier who violates such policy will be subject to loss of all existing and further business.

A conflict of interest may exist if a former associate is calling on [redacted] in an area in which the associate worked or had influence while employed at [redacted] If the former associate was a [redacted] officer, a conflict may exist regardless of the area in which the officer worked.

When a former associate takes a position with or on behalf of a supplier, [redacted] will not do business with that associate for a period of one year following his or her separation if the former associate is dealing with a business area in which he or she worked or had business influence. [redacted] will not do business with former officers for a period of one year regardless of the area in which the former officer worked.

21. IMPORT, EXPORT CONTROLS, SANCTIONS AND EMBARGOES COMPLIANCE

a) Supplier represents to [redacted] that Supplier and its subsidiaries do not intend to, and will not, engage in any activity in or with Iran, Syria, Cuba, North Korea, Crimea or any other sanctioned country or with any Iranian, Syrian, Cuban, North Korean, Crimean entity or entity from any other sanctioned country as long as such activity is prohibited under any export control or sanctions law or regulation with which [redacted] or Supplier must comply.

b) The terms and conditions herein will be subject to all applicable import, export control and sanctions laws and regulations, as they may be amended from time to time, including but not limited to those of United States and China, that govern any products, commodities, technology, technical data, services or activities under this Agreement. Compliance includes, but is not limited to, obtaining required import and/or export authorizations and abiding by such authorizations.

Supplier further agrees that,

1. Neither Supplier nor any Purchasing Entity operating on Supplier's behalf may be owned or controlled, in whole or in part, by any country, individual or entity subject to sanctions or embargo under any Export Control Law with which [redacted] or Supplier must comply; and

2. That no Confidential Information will be used by any Party, directly or indirectly, to source, purchase, or otherwise acquire products, commodities, technology, technical data, or services from or for any country, including but not limited to Iran, Syria, Cuba, North Korea, or Crimea, individual or entity contrary to any Export Control Law with which [redacted] or Supplier must comply.

22. INFORMATION SECURITY. Supplier represents that it currently follows industry best practices as a means to prevent any compromise of its information systems, computer networks, or data files ("Systems") by unauthorized users, viruses, or malicious computer programs which could in turn be propagated via computer networks, email, magnetic media or other means to Company. Supplier agrees to immediately give Company notice if the security of its Systems are breached or compromised in any way.

Supplier agrees to apply appropriate internal information security practices, including, but not limited to, using appropriate firewall and anti-virus software; maintaining said countermeasures, operating systems, and other applications with up-to-date virus definitions and security patches; installing and operation security mechanisms in the manner in which they were intended sufficient to ensure the Company will not be impacted nor operations disrupted; and permitting only authorized users access to computer systems, applications, and [redacted]

Supplier specifically agrees to: use up-to-date anti-virus tools to remove known viruses and malware from any email message or data transmitted to Company; prevent the transmission of attacks on Company via the network connections between Company and the Supplier; and prevent unauthorized access to Company systems via the Supplier's networks and access codes.

In accordance with all applicable laws of the People's Republic of China on protection of personal information or privacy of individuals, Supplier agrees to safeguard confidential protected individually identifiable personal information (health, financial, identity) which are received, transmitted, managed, processed, etc. by Supplier and to require subcontractor or agent to meet these same security agreements.

23. REPRESENTATIONS, WARRANTIES AND GUARANTEES. By acceptance of an Order, Supplier represents, warrants and guarantees that:

(a) The Merchandise will be new and not used, remanufactured, reconditioned or refurbished, and will comply with all specifications contained in such Order and will be of equal or better quality as all samples delivered to Company; notify the Company when there is any change of product formula, specification and/ or regulatory enforcement and complaints to the product safety at supplier's premises;

(b) With regard to the Merchandise (including but not limited edible agricultural products) which with shelf life information (including but not limited shelf lifebest before date, safety guarantee period, effectiveness guarantee period, expiry date, "shelf life"), if they are domestic made products, their remaining shelf life calculated from their delivery to the Company shall not be less than two-thirds of their whole shelf life, and if they are imported products, their remaining shelf life calculated from their delivery to the Company shall not be less than half of their whole shelf life;

(c) The Merchandise is genuine and is not counterfeit, adulterated, misbranded, falsely labeled or advertised or falsely invoiced within the meaning of any applicable laws or regulations;

(d) The Merchandise has been labeled, advertised and invoiced in accordance with the requirements of all applicable laws or regulations, and the sale of the Merchandise by Company does not and will not violate any such laws;

(e) Reasonable and representative tests made in accordance with the requirements of all applicable laws, regulations, statutes government standards and industrial standards show that the Merchandise hazardous to users or properties.;

(f) The content of the label and the way of fixing the label for Merchandise meet the requirements of all applicable laws, rules and regulations;

(g) The Merchandise shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for the purposes for which the same are intended to be used, including but not limited to consumer use;

(h) The Merchandise does not infringe upon or violate any patent, copyright, trademark, trade name, trade dress, trade secret or, without limitation, any other rights belonging to others, and all royalties owed by Supplier, if any, have been paid to the appropriate licensor;

(i) All weights, measures, sizes, legends or descriptions printed, stamped, attached or otherwise indicated with regard to the Merchandise are true and correct, and conform and comply with all applicable laws, rules, regulations, ordinances, codes and/or standards relating to said Merchandise;

(j) The Merchandise is not in violation of any other laws, ordinances, statutes, rules or regulations of the People's Republic of China or any of its local government or any subdivision or agency thereof, including but not limited to all laws and regulations relating to health, safety, environment, serial and identification numbers, labeling and country of origin designation, toxic substances, and such Merchandise or the sale thereof by Company do not and will not violate any such laws;

(k) All Merchandise shall have a Supplier-.assigned [redacted] number that complies with Company's [redacted] requirements, as amended from time to time;

(l) There is no other impediment or restriction, legal or otherwise, that limits, prohibits or prevents Supplier from selling and delivering the Merchandise to Company or limits, prohibits or prevents Company from reselling the Merchandise to its customers;

(m) The Merchandise is mined, produced, manufactured, assembled, packaged and changed for place of manufacture in compliance with the Order, Standards and all applicable laws and regulations;

(n) Establish effective product safety management system in minimum compliance to respective regulatory requirements including their suppliers approvals, regulatory compliance, trace and recall; obtain Hazard analysis critical control points (HACCP) or other product safety control plan, self-test and check which have the same standard as HACCP.

(o) The Merchandise is not transshipped for the purpose of mislabeling, evading quota or country of origin restrictions or avoiding compliance with the Order, Standards and applicable laws and regulations;

(p) The Merchandises conform to and are manufactured or produced in accordance with the Merchandise Presentation Sheet submitted to and accepted by Company; and

(q) Supplier's sale of Merchandises to Company pursuant to this Agreement and the Order will not be cancelled by any third party.

It shall be within the sole discretion of Company to determine if Supplier has breached the above-mentioned representations, warranties and guarantees. In addition to the representations, warranties and guarantees contained in this paragraph, all other representations, warranties and guarantees provided by law, including but not limited to any warranties provided by the Contract Law and the Law for Security Interest of the People's Republic of China, are specifically incorporated herein. Nothing contained in this Agreement or an Order shall be deemed a waiver of any representations, warranties or guarantees implied by law.

24. INDEMNIFICATION. Supplier shall protect, defend, hold harmless and indemnify Company and its affiliates, including Company and its affiliate's officers, directors, employees and agents, from and against any and all lawsuits, claims, demands, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees and court costs), any losses, damage, penalties, compensations, costs and expenses suffered by Company and its affiliates arising from any of the following situation shall be part of supplier's overall compensations to Company under this agreement. Regardless of the cause or alleged cause thereof, and regardless of whether such matters are groundless, fraudulent or false, arising out of any actual or alleged:

(a) Misappropriation or infringement of any patent, trademark, trade dress, trade secret, copyright or other right relating to any Merchandise;

(b) Death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or claimed to result in whole or in part from any actual or alleged use of or latent or patent defect in, such Merchandise, including but not limited to (i) any actual or alleged failure to provide adequate warnings, labeling or instructions, (ii) any actual or alleged improper construction or design of said Merchandise, or (iii) any actual or alleged failure of said merchandise to comply with specifications or with any express or implied warranties of Supplier;

(c) Violation of any law, statute, ordinance, governmental administrative order, rule or regulation relating to the Merchandise, or to any of its components or ingredients, or to its manufacture, shipment, labeling, package, associated user instruction, advertisement, use or sale, or to any failure to provide necessary certification;

(d) Act, activity or omission of Supplier or any of its employees, representatives or agents, including but not limited to activities on Company's premises and the use of any vehicle, equipment, fixture or material of Supplier in connection with any sale to or service for the Company;

(e) Any installation by Supplier of Merchandise covered by this Agreement; and

(f) Supervision and inspection taken by competent governmental agencies and their authorized organizations over Supplier or the Merchandise.

Supplier shall promptly notify Company of the assertion, filing or service of any lawsuit, claim, demand, action, liability or other matter that is or may be covered by this indemnity, and shall immediately take such action as may be necessary or appropriate to protect the interests of Company, its officers, directors, employees and agents. If Company or any of its officers, directors, employees or agents are sued or fined by government, Company may, at its sole discretion, select counsel to represent or defend Company or any of its officers, directors, employees or agents. In such event, any and all fees and expenses for the counsel selected by Company shall be paid or reimbursed by Supplier as part of its indemnity obligation hereunder. Any and all counsel, upon prior written consent from Company, selected or provided by Supplier to represent or defend Company or any of its officers, directors, employees or agents shall accept and acknowledge receipt of Company's guidelines, and shall conduct such representation or defense strictly in accordance with such guidelines. If Company in its sole discretion shall determine that such counsel has not done so, or appears unwilling or unable to do so, Company may replace such counsel with other counsel of Company's own choosing. In such event, any and all fees and expenses of Company's new counsel, together with any and all expenses or costs incurred on account of the change of counsel, shall be paid or reimbursed by Supplier as part of its indemnity obligation hereunder. Company shall at all times have the right to direct the defense of, and to accept or reject any offer to compromise or settle, any lawsuit, claim, demand or liability asserted against Company or any of its officers, directors, employees or agents. The duties and obligations of Supplier created hereby shall not be affected or limited in any way by Company's extension of express or implied warranties to its customers and shall also survive acceptance of the Merchandise and payment by Company.

If Merchandising is the subject of government inspection which it is not free, upon requirement from Company, Supplier agrees to bear the cost.

25. RECALLS. If Merchandise is the subject of a Recall, whether initiated by Supplier, Company or a government entity (including the issuance of safety notices), Supplier shall be responsible for all matters and costs associated with the Recall, including but not limited to:

(a) consumer notification and contact;

(b) notify the Company that the sales, use, lease or other business activities of the Company in relation to the defective products shall be ceased. In the event that the defective products have not been sold by the Company, the Supplier shall notify the Company that the sales of the defective products shall be ceased, and shall recall the defective products;

(c) issue warning information to the public notifying the consumer that the consumption and use of the defective products shall be ceased, or amend, rectify the consumer instruction according to law;

(d) carry out investigation into the defective products;

(e) repair, change and replace the defective goods which have been sold;

(f) All expenses and losses incurred by Company in connection with such Recall (and where applicable, any products with which the Recalled Merchandise has been packaged, consolidated or commingled), including but not limited to refunds to customers, punitive damages payable to customers calculated according to laws, regulation or commitment made by Company, lost profits, transportation costs and all other costs associated therewith; and

(g) Initial contact and reporting of the Recall to any government agency having jurisdiction over the affected Merchandise.

If a government agency initiates any inquiry or investigation relating to the Merchandise or similar goods manufactured or supplied by Supplier, Supplier shall notify Company immediately thereof and take reasonable steps to resolve the matter without exposing Company to any liability or risk.

26. LIMITATION OF DAMAGES. In no event shall Company be liable for any punitive, special, incidental or consequential damages of any kind (including but not limited to loss of profits, business revenues, business interruption and the like), arising from or relating to the relationship between Supplier and Company, including all prior dealings and agreements, or the conduct of business under or breach of this Agreement or any Order, Company's cancellation of any Order or Orders or the termination of business relations with Supplier, regardless of whether the claim under which such damages are sought is based upon breach of warranty, breach of contract, negligence, tort, strict liability, statute, regulation or any other legal theory or law, even if Company has been advised by Supplier of the possibility of such damages.

27. REMEDIES. Supplier's failure to comply with any of the terms and conditions of this Agreement or any Order or any guaranty or warranty herein shall be grounds for the exercise by Company of any one or more of the following remedies:

(a) Cancellation of all or any part of any undelivered Order without notice, including but not limited to the balance of any remaining installments on a multiple shipment Order;

(b) Rejection (or revocation of acceptance) of all or any part of any delivered shipment. Upon rejection or revocation of acceptance of any part of or all of a shipment, Company may return the Merchandise or hold it at Supplier's risk and expense. Payment of any invoice shall not limit Company's right to reject or revoke acceptance. Company's right to reject and return or hold Merchandise at Supplier's expense and risk shall also extend to Merchandise which is returned by Company's customers. Company may, at its option, require Supplier to grant a full refund or credit to Company of the price in the P.O. for any such item in lieu of replacement with respect to any item. Company shall be under no duty to inspect the Merchandise, and notice to Supplier of rejection shall be deemed given within a reasonable time if given within a reasonable time after notice of defects or deficiencies has been given to Company by its customers. In respect of any Merchandise rejected (or acceptance revoked) by Company, there shall be charged to Supplier all expenses incurred by Company in (i) unpacking, examining, repacking and storing such Merchandise (it being agreed that in the absence of proof of a higher expense that the Company shall claim an allowance for each rejection or revocation of acceptance at the rate of 10% of the price for each rejection or revocation of acceptance made by Company) and (ii) landing and reshipping such Merchandise. Unless Company otherwise agrees in writing, Supplier shall not have the right to make a conforming delivery within the contract time after such rejection or revocation of acceptance;

(c) Termination of all current and future business relationships;

(d) Request by Company for Supplier to pay a breach fee at twenty percent (20%) of the price in the Order. For payment of the breaching fee, Company can choose from the following choices and notify Supplier: (1) Supplier shall pay Company the total amount of the breach fee immediately upon its receipt of notice from Company, or (2) Company can deduct the amount of the breach fee from any amount due and payable to Supplier. Where the losses and damages caused to Company by S

[redacted]

30. PROPRIETARY INTEREST. Nothing in this Agreement shall be construed to grant Supplier a license to any of the Confidential Information disclosed by Company under Section 22 or to any patents, patent applications or copyrights derived from the Confidential Information disclosed by Company under Section 22. Supplier specifically agrees and understands that all products of and the ideas and expressions related thereto, and all physical embodiments thereof and material developed in relation thereto by Supplier or Company are and shall remain the property of Company. Supplier specifically agrees and understands that all products or any of the ideas and expressions related to [redacted] all physical embodiments thereof and material developed in relation thereto by [redacted] Company pursuant to the Agreement between the parties for Supplier to provide services to [redacted] Company are and shall remain the property of Company. Software developed independently by Supplier for its own internal use in processing and integrating data received through [redacted] shall become and remain the property of Supplier. Such software shall remain confidential under the terms of this Agreement.

31. FORCE MAJEURE. If any place of business or other premises of Company and/or its Subsidiaries or Affiliates shall be affected by lockouts, strikes, riots, war, acts of terrorism, fire, civil insurrection, flood, earthquake or any other casualty or cause beyond Company's and/or its Subsidiaries' or Affiliates' control, which might reasonably

tend to impede or delay the reception, handling, inspecting, processing or marketing of the Merchandise covered by this Agreement, Company may, at its option, cancel all or any part of the undelivered Order hereunder by giving written notice to Supplier which notice shall be effective upon mailing. Company shall not be subject to any liability or obligation due to exercising the right of cancellation under this section.

32. ASSIGNMENT. No part of this Agreement or of any Order shall be assignable by Supplier without the prior written consent of Company, and Company shall not be obligated to accept a tender of performance by any assignee, unless Company shall have previously expressly consented in writing to such an assignment. If the whole or any part of this Agreement or the whole or any part of any Order assigned by Supplier to third party without the prior written consent from Company, Supplier shall pay a liquidated damage in the amount of [redacted] to Company and shall compensate all losses Company suffered.

33. PUBLICITY; USE OF NAME AND INTELLECTUAL PROPERTY. Supplier shall not refer to Company in any advertising or published communication without the prior written approval of Company. Supplier shall not use, or allow to be used, Company's name, logo, trademarks, service marks, patents, copyrights or trade dress without the prior written approval of Company. Company may use Supplier's name, logo, trademarks, service marks, patents, copyrights and trade dress in connection with Company's marketing of the Merchandise.

34. COMPLIANCE WITH STANDARDS FOR SUPPLIER. Supplier warrants that it has read and understands and will comply with the requirements set forth in the Standards for Supplier as may be reasonably amended from time to time by Company. The document is available at: [redacted] Company reserves the right to cancel any outstanding Order, refuse any shipments, revoke acceptance of Merchandise, and otherwise cease to do business with Supplier, require the Supplier to pay Company damages for breach of this Agreement with an amount of not less than [redacted] if Supplier fails to comply with any terms of the Standards or if Company reasonably believes Supplier has failed to do so. If the damages paid to Company are not sufficient to compensate Company in full, Company still has the right to require Supplier to make any additional compensation to Company necessary to fully indemnify Company.

35. SEVERABILITY; WAIVER. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each and every remaining term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law. Company's failure to enforce at any time any provision of this Agreement will not be construed as a waiver of such provision or of any rights thereafter to enforce such provision. Any waiver by Company of any of the terms and conditions of this Agreement or any Order must be in writing signed by an authorized representative of Company and affixed with the corporate seal of Company.

36. FORUM SELECTION; CHOICE OF LAW. This Agreement, any and all Orders, and any and all disputes arising thereunder or relating thereto, whether sounding in contract or tort, shall be governed by and construed in accordance with the laws of the People's Republic of China without regard to the rules of conflicts of law, and the competent People's Court of the place of Company shall have exclusive jurisdiction over any actions or suits in connection with this Agreement and/or any Orders and/or any transactions under this Agreement or any Order. The parties mutually acknowledge and agree that they shall not raise, and hereby waive, any defenses based upon venue, inconvenience of forum or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing. The parties acknowledge that they have read and understand this clause and agree willingly to its terms.

37. ATTORNEY FEES AND INTEREST OBLIGATIONS. Company reserves the right to charge Supplier interest at the monthly rate of [redacted] for all amounts owed by Supplier to Company, including debit balances not paid within thirty (30) days after due, until such amounts are paid in full, and Company will be entitled to recover from Supplier its attorneys' fees and costs incurred in collecting any past-due obligation.

38. NOTICES. Unless otherwise specifically provided for herein, any notice or demand which under the terms of this Agreement or under any statute must or may be given or made shall be in writing and shall be given or made by registered mail, or reputable overnight express service or EDI addressed as follows: if to Company: [redacted] If to Supplier: to Supplier's address set forth above. Postage arising hereof shall be borne by Supplier and shall be deducted directly by Company according to Section 5. The above addresses may be changed at any time by giving prior written notice as provided above.

39. SURVIVAL OF PROVISIONS. The provisions of this Agreement which by their nature are intended to survive termination of this Agreement (including but not limited to representations, warranties, guarantees, indemnifications, payment of obligations, remedies, confidentiality, choice of law, forum selection and statute of limitations) shall survive its termination.

40. ENTIRE AGREEMENT. The parties hereto agree that this Agreement, the Standards and any Order constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement for the transaction under the relevant Order. All prior agreements, negotiations, dealings and understandings, whether written (including any electronic record) or oral, regarding the subject matter hereof, are superseded by this Agreement. Any changes in this Agreement shall be in writing and executed by both parties and affixed with the corporate seals of the parties. Furthermore, if there is a conflict of terms between this Agreement and an Order, the Order shall be the controlling document.

41. NO PARTNERSHIP/JOINT VENTURE RELATIONSHIP. This Agreement does not create or engender any obligation or relationship such as partnership, joint venture, affiliation or other similar legal relationship under the laws of the People's Republic of China. Any correspondence or other references to "partners" or other similar terms will not be deemed to alter, amend or change the relationship between the parties hereto unless there is a formal written agreement specifically detailing the rights, liabilities and obligations of the parties as to a new, specifically defined legal relationship.

42. MISCELLANEOUS. It is mutually understood and specifically agreed that this Agreement is binding upon the respective heirs, successors, and assignees of the parties hereto.

43. EFFECTIVENESS AND TERM OF AGREEMENT. This Agreement shall be concluded on upon its execution by the authorized representatives of Company and the authorized representatives of Supplier, as well as affixed with its corporate seal. This Agreement becomes effective on the effective day indicated in the Appendix 1.The term of this Agreement shall be one (1) year following the execution date of the Agreement and will automatically renew for extension for one (1) year each time upon the expiration of the term (the term of the Agreement can renew for consecutive extension periods upon the expiration of the prior term) if neither Company nor Supplier notifies the other party in writing before thirty (30) days prior to the end of the term of its intent not to renew this Agreement. Company has the right to terminate this Agreement at any time subject to one-month prior written notice to Supplier.

44. This Agreement is written in English and Chinese. Each version shall be equally valid. In the event of discrepancy between such two versions, the Chinese version shall prevail. This Agreement and its Appendices shall be executed in two (2) sets of originals; Company holds one (1) set of originals and Supplier holds one (1) set of originals.

Supplier: Jian Ying (Shenzhen) Business Limited

Legal Representative/Authorized Representative: Mr. Ho Hin Shun, Hinson

Date:

Company: [redacted]

Authorized Buyer:

Date:

SUPPLEMENTARY AGREEMENT

This Supplementary Agreement ("this Agreement") is entered into on 14 July 2026 (the "Signing Date") by and between [redacted] and Jian Ying (Shenzhen) Business Limited (the "Supplier"; Supplier No.: [redacted]

[redacted] and the Supplier have entered into a Supplier Agreement in respect of the procurement of goods (the "Original Agreement"). Following friendly negotiation, the Supplier and [redacted] unanimously agree to supplement the Original Agreement as follows:

During the cooperation term of the Original Agreement, the Supplier may apply to [redacted] for early payment. Both parties agree and confirm that the payment terms set out in the Original Agreement are hereby amended to read: "Payment shall be made on the [redacted] day after delivery of the goods, and the Supplier agrees to grant [redacted] a corresponding cash discount. Such cash discount shall be calculated as [redacted] tax-inclusive net purchase amount under the Original Agreement multiplied by [redacted] and shall be deducted from the purchase payments payable by [redacted] to the Supplier. [redacted] shall issue the corresponding invoices/receipts for the cash discount amount so deducted in accordance with the applicable laws and regulations then in force."

The matters set out in this Agreement shall supersede all prior agreements and arrangements reached between the parties regarding such matters. Any matters not provided for herein shall be governed by the Original Agreement and other written documents.

This Supplementary Agreement shall take effect from the Signing Date upon being stamped with the seals of both parties. Both parties agree that either party shall have the right to terminate this Supplementary Agreement early, provided that the party proposing termination shall communicate the termination to the other party by telephone or in writing at least 10 calendar days before issuing a written notice of termination. This Supplementary Agreement shall automatically cease to be effective on the 7th calendar day after the date on which the written notice of termination is issued. If this Agreement is executed by way of electronic signature, the completion of the signing operation by both parties on the signing platform shall be deemed full acceptance of and agreement to all terms of this Agreement.

This Agreement is made in two (2) counterparts, with each party holding one, and both counterparts shall have equal legal effect.

[redacted] (Company Seal)
Signed and stamped with contract seal

Jian Ying (Shenzhen) Business Limited (Company Seal)
Stamped with company seal